Power of Attorney

Effective as of the date executed, the undersigned

hereby constitutes and appoints each of Elizabeth D. Moore,

Sylvia V. Dooley, Peter J. Barrett, Vanessa M. Franklin,

and Michele M. Weber, or any of them signing singly, and

with full power of substitution, the undersigned's true

and lawful attorney-in-fact to:

execute for and on behalf of the undersigned,

in the undersigned's capacity as an officer

of Consolidated Edison, Inc. or its subsidiaries (the Company),

Forms ID, 3, 4 and 5 (collectively, the Forms)

in accordance with Section 16(a) of the

Securities Exchange Act of 1934 (the Exchange Act)

and the rules thereunder;

do and perform any and all acts for and on behalf of

the undersigned which may be necessary or desirable

to complete and execute any such Forms, complete

and execute any amendment or amendments thereto,

and timely file such Forms with the United States

Securities and Exchange Commission and any stock

exchange or similar authority; and

take any other action of any type whatsoever in

connection with the foregoing which, in the opinion

of such attorney-in-fact, may be of benefit to,

in the best interest of, or legally required by,

the undersigned, it being understood that the

documents executed by such attorney-in-fact on behalf

of the undersigned pursuant to this Power of Attorney

shall be in such form and shall contain such terms

and conditions as such attorney-in-fact may approve

in such attorney-in-fact's discretion.

Effective as of the date executed, the undersigned

hereby grants to each such attorney-in- fact full

power and authority to do and perform any and

every act and thing whatsoever requisite, necessary,

or proper to be done in the exercise of any of the

rights and powers herein granted, as fully to all

intents and purposes as the undersigned might or

could do if personally present, with full power

of substitution or revocation, hereby ratifying

and confirming all that such attorney-in-fact,

or such attorney-in-fact's substitute or substitutes,

shall lawfully do or cause to be done by virtue of

this power of attorney and the rights and powers

herein granted. The undersigned acknowledges that

the foregoing attorneys-in-fact, in serving in

such capacity at the request of the undersigned,

are not assuming, nor is the Company assuming,

any of the undersigned's responsibilities to

comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force

and effect until the undersigned is no longer

required to file Forms with respect to the undersigned's

holdings of and transactions in securities issued by

the Company, unless earlier revoked by the undersigned

in a signed writing delivered to the foregoing

attorneys-in-fact. Effective as of the date executed,

the undersigned hereby revokes all previously executed

powers of attorney relating to the Forms.

IN WITNESS WHEREOF, the undersigned has caused

this Power of Attorney to be executed as

of this 6th day of June 2018.

Elizabeth D. Moore